UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2008

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on August 18, 2008, the board of directors of Sunrise Senior Living, Inc. (“Sunrise”) expanded the size of the board from nine to eleven members and appointed Glyn Aeppel, board member and executive vice president of Acquisitions and Development of Loews Hotels, and David Fuente, director and former chairman and CEO of Office Depot, Inc., to the newly created directorships in the class of directors whose term of office expires at the 2008 annual meeting of stockholders expected to take place in November 2008.

Ms. Aeppel, 49, joined Loews Hotels in early 2006 as executive vice president of Acquisitions and Development and a member of their board. She leads the company’s worldwide growth through corporate and asset acquisitions, joint ventures and management contracts. She also oversees select ground-up mixed-use developments and actively structures and finances the company’s real estate transactions. Ms. Aeppel has more than 20 years of experience in property acquisitions, development and financing, and previously supported these areas for companies such as Fairmont Hotels and Resorts, Le Meridien Hotels and Resorts, Interstate Hotels Company, Holiday Inn Worldwide and Marriott.

Mr. Fuente, 62, served as chairman and CEO of Office Depot, Inc. from 1987, one year after the company was founded, until he retired as CEO in 2000 and as chairman in 2001. Before joining Office Depot, Mr. Fuente served for eight years at Sherwin-Williams Company as president of its Paint Stores Group and as director of Marketing for Gould, Inc. Mr. Fuente currently serves on the boards of Office Depot, Ryder System, Inc. and Dick’s Sporting Goods.

Ms. Aeppel and Mr. Fuente will serve on the board’s Audit Committee and Compensation Committee, respectively. In addition, Ms. Aeppel and Mr. Fuente each was appointed as a member of the Committee of Non-Management Directors.

Ms. Aeppel and Mr. Fuente each will receive a one time new director fee of $100,000 and an annual retainer of $150,000 which is paid to each of Sunrise’s non-management directors. In addition, Ms. Aeppel will receive $10,000 annually for serving as a member of the Audit Committee. Directors do not receive any fees for attendance at meetings of the Compensation Committee or the Committee of Non-Management Directors.

Teresa Klaassen’s term of office as a director expires at the 2008 annual meeting of stockholders. On August 18, 2008, Ms. Klaassen notified Sunrise’s board of directors that she did not wish to be nominated for re-election at the 2008 annual meeting. As a result, on August 18, 2008 the board fixed the total number of directors at ten effective as of the 2008 annual meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)

Date: August 22, 2008	By:	/s/ Richard J. Nadeau
Richard J. Nadeau
Chief Financial Officer

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